Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Erik Emerson, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement, and any and all successor registration statements of Apimeds Pharmaceuticals US, Inc., including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Apimeds Pharmaceuticals US, Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their, or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

Chief Executive Officer and Director
Erik Emerson	(Principal Executive Officer)

Chief Financial Officer
Mark Corrao	(Principal Financial Officer and Principal Accounting Officer)

Chairman of the Board and Chief Medical Officer
Dr. Christopher Kim

Director
Jakap Koo

Director
Bennett Weintraub, PhD

/s/ Hankil Yoon	Director	January 24, 2025
Hankil Yoon

/s/ Carol O’Donnell	Director	January 24, 2025
Carol O’Donnell

/s/ Elona Kogan	Director	January 24, 2025
Elona Kogan